UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

PET EXPRESS SUPPLY, INC.
(Exact name of Registrant as specified in charter)

Nevada	333-137595	20-3768799
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 S. Pittsburg St.
Spokane, WA	99223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:		(509) 990-2630

____________________________
(Former Name or Former Address, if Changed Since Last Report)

ITEM 4.01  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 25, 2007, the Audit Committee of the Registrant approved the dismissal of Beckstead and Watts, LLP as its principal certifying accountants.  None of the reports of Beckstead and Watts, LLP on the financial statements of the Registrant contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern paragraph in Beckstead and Watts, LLP's report on our financial statements as of and for the year ended December 31, 2005 and 2004.

During the Registrant’s two most recent fiscal years and during any subsequent interim periods preceding the date of termination, there were no disagreements with Beckstead and Watts, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Beckstead and Watts, LLP's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their report; and there were no "reportable events" as defined in Item 304 (a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

As of January 25, 2007, the Registrant has engaged Weaver & Martin, CPAs, 411 Valentine, Suite 300, Kansas City, Missouri 64111, as its independent registered public accounting firm commencing January 25, 2007, for the fiscal year ended December 31, 2006.  During the most recent two fiscal years through January 25, 2007 (the date of engagement), neither the Registrant nor anyone engaged on its behalf has consulted with Weaver & Martin, CPAs regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Registrant has furnished Beckstead and Watts, LLP with a copy of the disclosures under this Item 4.01 and has requested that Beckstead and Watts, LLP provide a letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree.  The letter from Beckstead and Watts, LLP is filed herewith.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

16	Letter on change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PET EXPRESS SUPPLY, INC.
(Registrant)

Signature	Title	Date

/s/ Renea Yamada	President, CEO and Director	January 30, 2007
Renea Yamada

/s/ Diane L. Egger	Chief Financial Officer	January 30, 2007
Diane L. Egger

/s/ Diane L. Egger	Chief Accounting Officer	January 30, 2007
Diane L. Egger

3